UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: April 15, 2016

(Date of earliest event reported)

Gas Natural Inc.
(Exact name of registrant as specified in its charter)

Ohio	001-34585	27-3003768
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1375 East Ninth Street, Suite 3100, Cleveland, Ohio	44114
(Address of principal executive offices)	(Zip Code)

(440) 974-3770
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On April 15, 2016, Gas Natural Inc. (“Gas Natural”) entered into a Loan Agreement (the “Loan Agreement”) and Promissory Note (the “Note”) with NIL Funding Corporation (“NIL Funding”). Pursuant to the Note and Loan Agreement, NIL Funding made a single loan to Gas Natural in the principal amount of $4.0 million, bearing an interest rate of 7.5% per annum, and a maturity date of November 15, 2016. The Note and Loan Agreement are subject to other customary loan covenants and default provisions. In an event of default, as defined under the Loan Agreement, NIL Funding may, at its option, require us to immediately pay the outstanding principal balance of the Note as well as any and all interest and other payments due or convert any part of the amounts due and unpaid to shares of Gas Natural’s common stock at a conversion price of 95% of the previous day’s closing price on the NYSE MKT.

The previous October 23, 2015 loan and note from NIL funding was paid in full in March 2016. Gas Natural will use the proceeds from this loan primarily for interim general corporate cash needs.

NIL Funding is an affiliate of The InterTech Group, Inc. (“InterTech”). The Chairperson and Chief Executive Officer of InterTech, Anita G. Zucker, beneficially owns 940,000 shares, or 8.95%, of Gas Natural’s outstanding common stock, as of February 9, 2015. A member of Gas Natural’s Board of Directors, Michael B. Bender, currently serves as Director, Corporate Secretary, and Corporate Counsel of InterTech. Another current Board member, Robert B. Johnston, serves as the Executive Vice President & Chief Strategy Officer of InterTech.

The foregoing description of the Loan Agreement and Note is not complete and is qualified in its entirety by reference to the full and complete terms of the Loan Agreement and Note, which are attached to this Current Report on Form 8-K as Exhibits 10.01 and 10.02.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth under Item 1.01 of this Current Report on Form 8-K are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosures set forth under Item 1.01 of this Current Report on Form 8-K are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.01	Loan Agreement, dated as of April 15, 2016, by and among NIL Funding Corporation and Gas Natural Inc.

10.02	Note, dated April 15, 2016, in the original principal amount of $4 million, issued by Gas Natural Inc. to NIL Funding Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gas Natural Inc.

By:	/s/ Christopher J. Hubbert
Name:	Christopher J. Hubbert
Title:	Corporate Secretary

Dated: April 15, 2016